UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2021

ION Geophysical Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd., Suite 100 Houston, Texas (Address of principal executive offices)	77042-2855 (Zip Code)

Registrant’s telephone number, including area code: (281) 933-3339

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	IO	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to that certain Investor Rights Agreement by and between BGP Inc., China National Petroleum Corporation (“BGP”) and ION Geophysical Corporation (the “Company”) dated March 25, 2010 (the “Investor Rights Agreement”), BGP is entitled to appoint one nominee to the Board of Directors of ION Geophysical Corporation (the “Board”), and to appoint replacements of such director from time to time.

In accordance with the Investor Rights Agreement, BGP appointed Mr. Zhang ShaoHua, effective as of February 8, 2021, to replace its prior Board appointee, Mr. Zheng HuaSheng. Mr. Zheng HuaSheng 's service ended immediately prior to Mr. Zhang ShoaHua’s appointment taking effect.

The Board unanimously approved Mr. Zhang ShoaHua’s appointment to the Board.

Mr. Zhang ShaoHua, age 54, has been employed by BGP, the world's largest land seismic contractor, and its affiliates, in various positions of increasing responsibility since 1991. BGP is a subsidiary of CNPC, China's largest oil company. Mr. Zhang ShaoHua began his career at BGP in geophysics. From 2001-2018, he held three key technology Director roles running the Acquisition Technical Department, Science and Technology Department, and finally the R&D Center. In 2018, he was promoted to Chief Geophysicist of BGP, and in 2021, was further promoted to General Manager of BGP. He holds a Master’s degree in Geophysical Prospecting from Changchun College of Geology (presently Jilin University) and a Master’s of Business Administration degree from the University of South Alabama.

  BGP owned approximately 10.6% of the Company’s outstanding common stock at December 31, 2020. For 2020, the Company recorded revenues from BGP of $2.7 million. Receivables due from BGP were $0.8 million at December 31, 2020. From time to time, the Company enters into partnership agreement with BGP related to new data acquisition projects whereby BGP receives a certain percentage of revenue recognized for those projects. As of December 31, 2020 the Company owed BGP $3.4 million.

Item 8.01     Other Events.

On February 11, 2021, the Company issued a press release containing information regarding this appointment. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01     Financial Statements and Exhibits

Exhibit Number	Description

10.1	Press Release dated February 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2021	ION GEOPHYSICAL CORPORATION
By: /s/ MATTHEW POWERS Matthew Powers Executive Vice President, General Counsel and Corporate Secretary